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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                   January 27, 1998
                                   ----------------
                   Date of Report (Date of Earliest Event Reported)


                                   WESTERN BANCORP
                                   ---------------
                (Exact Name of Registrant As Specified In Its Charter)


                                      CALIFORNIA
                                      ----------
                    (State or Other Jurisdiction of Incorporation)

                 0-13551                              95-3863296
                 -------                              ----------
         (Commission File Number)          (IRS Employer Identification No.)

                            4100 Newport Place, Suite 900
                           Newport Beach, California 92660
                           -------------------------------
                  (Address of Principal Executive Offices)(Zip Code)

                                    (714) 863-2300
                                    --------------
                 (Registrant's Telephone Number, including Area Code)

                                    Not Applicable
             ------------------------------------------------------------
            (Former Name or Former Address, If Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 27, 1998, Western Bancorp consummated the acquisition of Santa Monica Bank (the "Acquisition") through the merger of Santa Monica Bank with and into Western Bank, a wholly-owned subsidiary of Western Bancorp. The name of Western Bank has been changed to Santa Monica Bank. The Acquisition will be accounted for as a purchase. As a result of the Acquisition, approximately 4,972,000 shares of common stock Western Bancorp ("Western Common Stock") were issued to certain holders of common stock of Santa Monica Bank ("Santa Monica Common Stock") and to certain private investors.

Pursuant to an Agreement and Plan of Merger, dated as of July 30, 1997 and amended and restated as of November 20, 1997 (the "Merger Agreement"), by and among Western Bancorp, Western Bank and Santa Monica Bank, the total value of the consideration paid in the Acquisition was approximately $198.4 million in Western Common Stock and cash. Of the 7,084,244 shares of Santa Monica Common Stock outstanding at the time of the Acquisition, approximately 57.3% elected to receive cash and approximately 42.7% are receiving shares of Western Common Stock at an exchange ratio of 0.875 shares of Western Common Stock for each share of Santa Monica Common Stock, or approximately 2,647,000 shares of Western Common Stock.

Of the total consideration paid in the Acquisition, approximately $113,722,700 was paid in cash to those holders of Santa Monica Common Stock who elected to receive cash (the "Cash Consideration"). The source of funds for the Cash Consideration was (i) $9,000,000 in the form of a cash dividend paid by Southern California Bank to Western Bancorp; (ii) $45,000,000 in the form of a cash dividend paid by Santa Monica Bank to Western Bancorp; and (iii) a portion of the $65,171,400 raised in a private placement of Western Common Stock.

As a part of the Acquisition, Aubrey L. Austin, the former President and Chief Executive Officer of Santa Monica Bank, was appointed Chairman, President and Chief Executive Officer of Santa Monica Bank and was appointed to the Board of Directors of Western Bancorp.

The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement.

ITEM 5.  OTHER EVENTS

A press release announcing the consummation of the Acquisition was issued on January 27, 1998, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by this reference.

On February 2, 1998, a press release was issued announcing year end 1997 financial results for Western Bancorp, a copy of which is attached hereto as
Exhibit 99.2 and is incorporated herein in its entirety by this reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
         FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          Financial statements for Santa Monica Bank required by this item will be filed by amendment to this Current Report on Form 8-K within 60 days of the date hereof.

     (b)  PRO FORMA Financial Information.

          PRO FORMA financial statements for Santa Monica Bank required by this item will be filed by amendment to this Current Report on Form 8-K within 60 days of the date hereof.

     (c)  Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number                        Description
------                        -----------

2.1 Agreement and Plan of Merger, dated as of July 30, 1997 and amended and restated as of November 20, 1997, by and among Western Bancorp, Western Bank and Santa Monica Bank (incorporated by reference to Appendix A to the Registration Statement on Form S-4, Registration Number 333-40611)
99.1      Press Release of Western Bancorp, dated January 27, 1998
99.2      Press Release of Western Bancorp, dated February 2, 1998

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:    February 11, 1997

                                   WESTERN BANCORP

                                    By: /s/ Arnold C. Hahn
                                        ---------------------------------------
                                         Name:   Arnold C. Hahn
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer


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                                    EXHIBIT INDEX


Exhibit
Number                          Description
------                          -----------

2.1 Agreement and Plan of Merger, dated as of July 30, 1997 and amended and restated as of November 20, 1997, by and among Western Bancorp, Western Bank and Santa Monica Bank (incorporated by reference to Appendix A to the Registration Statement on Form S-4, Registration Number 333-40611)
99.1      Press Release of Western Bancorp, dated January 27, 1998
99.2      Press Release of Western Bancorp, dated February 2, 1998


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